EXHIBIT 10.49

PHARMERICA CORPORATION

PharMerica Corporation 2007 Omnibus Incentive Plan

Performance Share Award Agreement (2009)

This PERFORMANCE SHARE AWARD AGREEMENT (the “Agreement”), granted under the PharMerica Corporation 2007 Omnibus Incentive Plan, as amended (the “Plan”) is effective as of March 3, 2009 and is made between PharMerica Corporation, a Delaware corporation (the “Company”) and                     (the “Recipient”).

Preliminary Statements

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Recipient shares of the Company’s common stock (the “Stock”) subject to performance conditions, in order to provide the Recipient with a significant interest in the Company’s growth so that the Recipient will have a greater incentive to perform at the highest level and further the interests of the Company and the shareholders of the Company (the “Award”); and

WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

1. Grant of Performance Shares. On the terms and conditions of this Agreement and the Plan, the Committee grants to the Recipient a performance share award based on the criteria established by the Compensation Committee that are described in Section 2 below (the “Performance Shares”). The target number of Performance Shares to be issued pursuant to the Award is                     shares (the “Target Shares”) and the maximum number of Performance Shares that may be issued pursuant to the Award is                     shares. The extent to which the Award shall become vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 below. The date of grant of the Award is March 3, 2009 (the “Grant Date”).

The Recipient’s right, if any, to continue to be employed by the Company will not be enlarged or otherwise affected by the receipt of this Award, and the receipt of this Award will not in any way restrict the right of the Company to terminate the Recipient’s employment at any time.

2. Vesting of the Performance Shares. Except as provided in Section 3 below, the Recipient shall vest in the Award in accordance with the following provisions:

(a) Performance Cycle. The Performance Cycle for the Award shall commence on January 1, 2009 and shall end on the final day of the Company’s 2011 fiscal year (December 31, 2011).

(b) Percentage of Target Shares Earned. Subject to Section 4 below, the extent to which the Award shall become earned at the end of the Performance Cycle shall be based upon the Company’s adjusted EBITDA and the return on invested capital (“ROIC”) in the last fiscal year of the Performance Cycle (the “Performance Criteria”). The Recipient shall earn 100% of the Target Shares if the Company has achieved adjusted EBITDA of             and a ROIC of             the last fiscal year of the Performance Cycle. Generally, the percentage of Target Shares earned at the end of the Performance Cycle based on the Performance Criteria shall be determined according to the following chart, however the actual Awards of Performance Shares will be interpolated between the percentages set forth in the following chart based on actual results:

Performance Criteria Target Performance Achievement	Payout Level (percentage of Target Shares earned)
< 75% of Performance Target	0% of Award Target
75% of Performance Target	50% of Award Target
90% of Performance Target	80% of Award Target
100% of Performance Target	100% of Award Target
110% of Performance Target	140% of Award Target
120% of Performance Target	180% of Award Target
125% of Performance Target	200% of Award Target
> 125% of Performance Target	200% of Award Target

(c) Board Certification. Promptly after the Audit Committee of the Board approves the Company’s financial statements for the fiscal year in which the end of the Performance Cycle occurs, the Committee must determine and certify whether, and to what extent, the Performance Criteria have been achieved. If the minimum Performance Criteria of EBITDA has not been achieved during the Performance Cycle, no Performance Shares will be issued and this Agreement will be of no force or effect.

(d) Vesting. Unless otherwise provided in Section 3 below, the Recipient shall only vest in the earned portion of the Award, if any, on the Payment Date, as provided under Section 5 herein; provided that the Recipient remains in the continuous employment of the Company through the Payment Date and receives a minimum evaluation of “meets expectations” on the Recipient’s general performance appraisals during the Performance Cycle. All vesting in the Award, if applicable, shall occur only on the Payment Date; there shall be no proportionate vesting in the Award prior to the Payment Date.

3. Acceleration of Vesting of the Award. Notwithstanding Section 2(d) above, upon the occurrence of any of the following events, the Recipient shall become fully vested in a pro-rata portion of the Award (as determined under Section 3(c) below):

(a) the termination of the Recipient’s employment with the Company by reason of the Recipient’s authorized retirement, death or disability (within the meaning of Section 409A of the Code); or

(b) following a Change in Control and provided that the Recipient executes a non-revocable written release in the form provided by the Company or its successors.

(c) Calculation of Pro-Rata Accelerated Shares. The actual number of Performance Shares that shall be paid upon the occurrence of an event specified in Section 3(a) or (b) is the amount of Performance Shares as determined and certified under Sections 2(b) and 2(c), respectively, as if the Recipient were still employed on December 31, 2011, multiplied by a fraction; the numerator of which is the total number of complete months worked by the Recipient during the Performance Cycle, and the denominator of which is 36, the total number of months in the Performance Cycle.

4. Forfeiture of the Award. Any portion of the Award that is unvested shall automatically be forfeited on the date that the Recipient ceases to be employed by the Company.

5. Payment of Awards. Except as specifically provided in Section 5(c):

(a) Payment of awards shall be made on a date as soon as administratively practicable following the completion of the Performance Cycle, but in no event later than March 15, 2012 (the “Payment Date”). The payment of awards under this Agreement is conditioned upon the Recipient’s execution of a written “Agreement to Protect Company Assets” in a form acceptable to the Company.

(b) On the Payment Date, the Recipient shall be entered as the stockholder of record for the number of Performance Shares covered by the Award which the Committee determines, in writing, have been earned and certified pursuant to Sections 2(b) and 2(c) respectively, and which have vested pursuant to Section 2(d).

(c) Notwithstanding anything in this Agreement to the contrary, payment of any amount under this Agreement shall be subject to the approval of the Plan by the Company’s shareholders in a manner that complies with Code Section 162(m). If the shareholders of the Company do not approve the Plan in a manner that complies with Code Section 162(m), the Award shall be immediately forfeited.

6. Dividend Equivalent Rights. If any Performance Shares are awarded to the Recipient pursuant to this Agreement, then the Recipient shall also be entitled to receive a number of shares of Stock equal to (A) (i) the number of Performance Shares awarded to the Recipient under Section 2 multiplied by (ii) the cumulative amount of cash dividends paid by the Company that the Recipient would have received had he owned the awarded Performance Shares on each dividend record date through the Payment Date, divided by (B) the closing price of the Stock on the Payment Date; provided, however, that cash will be paid in lieu of any fractional shares the Recipient would be entitled to receive under this Section 6.

7. Tax Payment Upon Vesting.

(a) At such time as the Recipient is entered as the stockholder of record with respect to the Performance Shares earned pursuant to this Agreement, the Recipient (or his/her personal representative) shall deliver to the Company, within ten (10) days after the occurrence of such registration specified above (or in the event of death, within ten (10) days of the appointment of the personal representative) (a “Payment Date”), either a check payable to the Company in the amount of all withholding tax obligations (whether federal, state, local or foreign income or social insurance tax), imposed on the Recipient and the Company by reason of the awarding of the Performance Shares, or a withholding election form to be provided by the Company upon request by the Recipient (or personal representative).

(b) In the event the Recipient or his personal representative elects to satisfy the withholding obligation by executing the withholding election form, the Recipient’s actual number of vested shares of Performance Shares shall be reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the Stock on the Payment Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the Recipient being recorded as the stockholder of record of the earned Performance Shares. In the event that the Recipient fails to tender either the required certified check or withholding election, the Recipient shall be deemed to have elected and executed the withholding election form.

8. Effect of Changes in Capitalization or Change in Control.

(a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Award is granted, then, in the Board’s discretion, a proportionate and appropriate adjustment may be made by the Board in the number and kind of shares subject to the Award, so that the proportionate interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board shall, in such manner as it deems appropriate, adjust the number and kind of shares subject to the Award to reflect such distribution.

(b) Reorganization in Which the Company Is the Surviving Company. Subject to 8(c) below, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, the Award shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Award, as may be applicable so that the aggregate value of the Award thereafter shall be the same as the aggregate value of the Award immediately before such reorganization, merger, or consolidation.

(c) Change in Control. In the event of a Change in Control, the Board may (i) make provisions in connection with such transaction for the continuation of the Award; (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under the Award; (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert the Award into an award of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity; or (iv) terminate the Award effective upon the date of the applicable transaction and either make, within sixty (60) days after the date of the applicable transaction, a cash payment to the Recipient equal to product of the number of shares of Stock subject to the Award and the Fair Market Value, as of the date of the applicable transaction, of the shares of Stock subject to the Award; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Recipient as determined at the time of such modification.

9. General Restrictions. The Company shall not be required to sell or issue any shares of Stock under the Award if the sale or issuance of such shares would constitute a violation by the Recipient or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Award, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Award may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the issuance of shares pursuant to the Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Award shall not be exercisable unless and until the shares of Stock covered by the Award are registered or are subject to an available exemption from registration, the exercise of the Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

10. Restrictions On Transfer. Other than by will or under the laws of descent and distribution, the Recipient shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of any unvested portion of the Award, whether outright or as security, with or without consideration, voluntary or involuntary. Any such transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

11. Interpretation of this Agreement. All decisions and interpretations made by the Committee or the Board with regard to any question arising under this Agreement shall be final, binding and conclusive on the Company and the Recipient and any other person entitled to receive the benefits of the Award as provided for herein.

12. Governing Law. The validity, interpretation and enforcement of this Agreement are governed in all respects by the laws of the State of Delaware, without giving effect to its conflict of laws principles, and by the laws of the United States of America.

13. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Award provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

14. Notice. Any notice hereunder by the Recipient to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Recipient. Any notice hereunder by the Company to the Recipient shall be in writing and shall be deemed duly given if mailed or delivered to the Recipient at the address specified below by the Recipient for such purpose, or if so mailed or delivered to such other address as the Recipient may hereafter designate by written notice given to the Company.

15. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

16. Effectiveness of Agreement. This Agreement shall not be effective unless Recipient executes and delivers within 10 business days of the date of this Agreement (i) this Agreement and (ii) the attached Agreement to Protect Company Assets (the “Asset Protection Agreement”), unless Recipient has previously executed and delivered a Asset Protection Agreement.

17. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Recipient; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Recipient hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year first above written.

PHARMERICA CORPORATION

BY:
DATE:

RECIPIENT

DATE:

RECIPIENT’S ADDRESS: